September 22, 2010

To:	Oriental Dragon Corporation

Ladies and Gentlemen:

We hereby consent to (i) the filing of this consent as an exhibit to the Registration Statement on Form S-1/A (the “Registration Statement”), and (ii) the reference of our firm name and the discussions related thereto in certain sections of the Registration Statement and prospectus included in the Registration Statement.

Very truly yours,

/s/ ANSLOW & JACLIN, LLP

195 Route 9 South, 2nd Floor, Manalapan, NJ 07726 Tel 732 409 1212 Fax 732 577 1188
1350 Avenue of the Americas, 3rd Floor, New York, NY 10019 Tel 646 837 8754 Fax 646 619 4494
anslowlaw.com